Exhibit 99.1

For Immediate Release:

Media Contact:	Investor Contact:
Matt Schuler	Samir Khanal
Communications Manager	Senior Director of Investor Relations
216.755.5500	216.755.5500
mschuler@ddr.com	skhanal@ddr.com

DDR REPORTS A 6.2% INCREASE IN OPERATING FFO PER DILUTED SHARE

TO $1.03 FOR THE YEAR ENDED DECEMBER 31, 2012

BEACHWOOD, OHIO, February 12, 2013 – DDR Corp. (NYSE: DDR) today announced operating results for the fourth quarter ended December 31, 2012.

SIGNIFICANT 2012 ACTIVITY

•	Generated Operating FFO of $1.03 per diluted share for the full year 2012 and $0.27 per diluted share for the fourth quarter, an increase of 6.2% compared to the full year 2011

•	Executed 1,958 new leases and renewals for 11.3 million square feet in 2012, which includes 471 new leases and renewals for 2.4 million square feet in the fourth quarter

•	Increased the portfolio leased rate by 60 basis points to 94.2% at December 31, 2012, from 93.6% at December 31, 2011 and by 20 basis points from 94.0% at September 30, 2012

•

Generated positive leasing spreads for the full year 2012, with new leases up 9.7% at 100% ownership and 13.6% on a pro rata basis, and renewals up 6.1% at 100% ownership and 6.0% on a pro rata basis; blended spreads were up 6.7% at 100% ownership and 7.0% on a pro rata basis

•	Generated same store net operating income growth of 4.0% at 100% ownership and 3.4% on a pro rata basis for the full year 2012 as compared to 2011

•	Generated same store net operating income growth of 4.3% at 100% ownership and 4.4% on a pro rata basis for the fourth quarter as compared to the fourth quarter of 2011

•	Acquired $760 million of prime assets on a pro rata basis in 2012 of which $151 million were acquired in the fourth quarter

•	Issued $511 million of common equity to fund the net investment in prime assets in 2012 of which 4.8 million shares were issued in the fourth quarter for gross proceeds of $75 million

•

Completed the disposition of $347 million of non-prime assets in 2012 of which $255 million were sold in the fourth quarter; DDR’s pro rata share of the gross proceeds was $143 million, $62 million of which was in the fourth quarter

“We continue to be pleased with our performance metrics, access to capital and overall tenant operating and financial strength within our portfolio. We expect these positive trends to continue in 2013,” commented DDR’s chief executive officer, Daniel B. Hurwitz.

FINANCIAL HIGHLIGHTS

The Company’s fourth quarter Operating Funds From Operations attributable to common shareholders (“Operating FFO”) increased to $84.0 million, or $0.27 per diluted share, which compares to $72.1 million, or $0.26 per diluted share, for the prior-year comparable period. The increase in Operating FFO for the three-month period ended December 31, 2012, as compared to the same period in 2011, is primarily due to organic growth and shopping center acquisitions and related investments partially offset by asset dispositions.

Funds From Operations attributable to common shareholders (“FFO”) for the three-month period ended December 31, 2012, increased to $61.8 million, or $0.20 per diluted share, which compares to $47.4 million, or $0.17 per diluted share, for the prior-year comparable period. The increase in FFO for the three-month period ended December 31, 2012, as compared to the same period in 2011, is primarily due to the same factors impacting Operating FFO as well as lower impairment charges on non-depreciable assets partially offset by higher transaction costs and a loss on change in control and sale of interests.

Operating FFO for the year ended December 31, 2012 increased to $305.3 million, or $1.03 per diluted share, which compares to $267.1 million, or $0.97 per diluted share, for the prior year. The increase in Operating FFO for the year ended December 31, 2012, is primarily due to the same factors impacting Operating FFO for the three-month period.

FFO for the year ended December 31, 2012 increased to $312.4 million, or $1.06 per diluted share, which compares to $227.6 million, or $0.75 per diluted share, for the prior year. The increase in FFO for the year ended December 31, 2012, is primarily due to the same factors impacting FFO for the three-month period as well as gains on change in control and sale of interests partially offset by the loss on debt retirement related to the Company’s repurchase of a portion of its 9.625% unsecured senior notes in 2012 and the effect of the valuation adjustment associated with the warrants that were exercised in full for cash in the first quarter of 2011.

Net loss attributable to common shareholders for the three-month period ended December 31, 2012, was $7.0 million, or $0.02 per diluted share, which compares to net loss of $1.8 million, or $0.01 per diluted share, for the prior-year comparable period. Net loss attributable to common shareholders for the year ended December 31, 2012, was $60.3 million, or $0.21 per diluted share, which compares to net loss of $53.8 million, or $0.28 per diluted share, for the prior year. The increase in net loss attributable to common shareholders for the three-month period and year ended December 31, 2012, is primarily due to the same factors impacting FFO as well as higher impairment charges on depreciable assets and depreciation expense.

LEASING & PORTFOLIO OPERATIONS

The following results for the full year and fourth quarter of 2012, highlight continued strong leasing activity throughout the portfolio:

•	Executed 189 new leases aggregating 0.7 million square feet and 282 renewals aggregating approximately 1.7 million square feet in the fourth quarter

•

Generated positive leasing spreads for the fourth quarter, with new leases up 11.7% at 100% ownership and 14.3% on a pro rata basis, and renewals up 6.8% at both 100% ownership and on a pro rata basis; blended spreads were up 7.6% at 100% ownership and 7.8% on a pro rata basis

•	The portfolio leased rate was 94.2% at December 31, 2012, as compared to 94.0% at September 30, 2012 and 93.6% at December 31, 2011

•

Same store net operating income (“NOI”) increased by 4.0% at 100% ownership for the full year 2012 and 4.3% for the fourth quarter as compared to the same periods in 2011 and 3.4% and 4.4% on a pro rata basis for the full year and fourth quarter 2012, respectively

ACQUISITIONS

In the fourth quarter of 2012, the Company acquired two prime power centers located in North Carolina. The Company funded these acquisitions through a combination of proceeds from asset sales and the issuance of new common equity and the senior unsecured notes.

Carolina Pavilion, in Charlotte, North Carolina, was purchased for $106 million. This 94% leased 852,000 square foot prime power center features anchor tenants such as Target, Kohl’s, Nordstrom Rack, Ross Dress for Less, buybuy BABY, Bed Bath & Beyond, Jo-Ann Fabric and Craft Stores and AMC Theatres. In addition, new leasing activity with national anchors including PetSmart and Golfsmith will soon fill 85,000 square feet of currently vacant space.

Poyner Place, in Raleigh, North Carolina, was purchased for $45 million. This 96% leased 434,000 square foot prime power center is anchored by Target, Ross Dress for Less, Old Navy, World Market, Shoe Carnival and Pier 1 Imports.

FINANCINGS

In January 2013, the Company refinanced its primary $750 million unsecured revolving credit facility arranged by J.P. Morgan Securities LLC and Wells Fargo Securities, LLC. The $65 million unsecured revolving credit facility provided solely by PNC Bank, National Association was refinanced to match the terms of the primary facility. The Company also refinanced its $400 million secured term loan arranged by KeyBanc Capital Markets and RBC Capital Markets.

The refinanced $750 million unsecured revolving credit facility has an initial maturity of April 2017 with borrower options to extend an additional year, and contains an accordion feature that provides for $1.25 billion of potential total capacity. Pricing on both refinanced revolving credit facilities was reduced and is currently set at LIBOR plus 140 basis points, a decrease of 25 basis points from the previous rate, and is determined based upon DDR’s credit ratings from Moody’s and S&P. Further, the annual facility fee for both revolving credit facilities has been reduced from 35 basis points to 30 basis points.

The refinanced secured term loan has an initial maturity of April 2017 with borrower options to extend an additional year. Pricing on the secured term loan is currently set at LIBOR plus 155 basis points, a decrease of 15 basis points from the previous rate, and is determined based upon DDR’s credit ratings from Moody’s and S&P.

The Company accessed its at-the-market common equity program and issued 4.8 million new common shares during the fourth quarter of 2012 at an average price of $15.50, generating gross proceeds of $75 million.

In addition in December 2012, the Company closed $365 million of new long-term financings, comprised of a $265 million mortgage loan and a $100 million increase in the unsecured term loan that initially closed in January 2012. The mortgage is a 3.5% fixed rate, seven-year loan collateralized by four prime shopping centers. DDR had previously entered into interest rate swap contracts that fix LIBOR on the $100 million of additional unsecured term loan proceeds resulting in a fixed interest rate of 2.98%.

Proceeds from these financings were primarily used to repay a $350 million mortgage loan, secured by six prime shopping centers, that was set to mature in April 2013 with a 5% fixed rate.

In November 2012, the Company issued $150 million aggregate principal amount of 4.625% senior unsecured notes due July 2022 at a premium to par of 109.2% and yield-to-maturity of 3.46%.

DISPOSITIONS

The Company sold five consolidated operating shopping centers, aggregating approximately 0.4 million square feet, in the fourth quarter of 2012, generating gross proceeds of approximately $13.7 million. In addition, the Company sold $60.6 million of non-income producing assets. The Company recorded an aggregate net gain of approximately $0.4 million related to asset sales in the fourth quarter of 2012.

In the fourth quarter of 2012, the Company’s unconsolidated joint ventures sold five assets generating gross proceeds of approximately $219.4 million ($51.5 million at DDR’s share). The aggregate gain on sale in the fourth quarter of 2012 was approximately $50.8 million ($10.7 million at DDR’s share). The joint venture disposition activity included the sale by Sonae Sierra Brasil of its 10% ownership interest in Patio Brasil, its 51% interest in Shopping Penha, and its 30% interest in Tivoli Shopping, for approximately $103 million ($34 million at DDR’s share). Sonae Sierra Brasil will continue to manage Shopping Penha and Tivoli Shopping for at least three years.

2013 GUIDANCE

There has been no change in Operating FFO per share guidance since the last update provided on January 7, 2013. The Company continues to estimate Operating FFO for 2013 between $1.07 and $1.11 per diluted share.

NON-GAAP DISCLOSURES

FFO is a supplemental non-GAAP financial measurement used as a standard in the real estate industry and a widely accepted measure of real estate investment trust (“REIT”) performance. Management believes that FFO and Operating FFO provide additional indicators of the financial performance of a REIT. The Company also believes that FFO and Operating FFO more appropriately measure the core operations of the Company and provide benchmarks to its peer group. Neither FFO nor Operating FFO represents cash generated from operating activities in accordance with generally accepted accounting principles (“GAAP”), is necessarily indicative of cash available to fund cash needs and should be considered as an alternative to net income computed in accordance with GAAP as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity.

FFO is defined and calculated by the Company as net income, adjusted to exclude: (i) preferred share dividends, (ii) gains and losses from disposition of depreciable real estate property, which are presented net of taxes, (iii) impairment charges on depreciable real estate property and related investments, (iv) extraordinary items and (iv) certain non-cash items. These non-cash items principally include real property depreciation and amortization of intangibles, equity income from joint ventures and equity income from non-controlling interests and adding the Company’s proportionate share of FFO from its unconsolidated joint ventures and non-controlling interests, determined on a consistent basis. The Company calculates Operating FFO by excluding the non-operating charges and gains described above. The Company computes FFO in accordance with the NAREIT definition as affirmed by NAREIT on October 31, 2011. Other real estate companies may calculate FFO and Operating FFO in a different manner. FFO excluding the net non-operating items detailed in this release is useful to investors as the Company removes these charges and gains to analyze the results of its operations and assess performance of the core operating real estate portfolio. A reconciliation of net income (loss) to FFO and Operating FFO is presented in the financial highlights section of the Company’s quarterly supplement.

SAFE HARBOR

DDR considers portions of the information in this press release to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company’s expectation for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause our results to differ materially from those indicated by such forward-looking statements, including, among other factors, local conditions such as oversupply of space or a reduction in demand for real estate in the area; competition from other available space; dependence on rental income from real property; the loss of, significant downsizing of or bankruptcy of a major tenant; constructing properties or expansions that produce a desired yield on investment; our ability to buy or sell assets on commercially reasonable terms; our ability to complete acquisitions or dispositions of assets under contract; our ability to secure equity or debt financing on commercially acceptable terms or at all; our ability to enter into definitive agreements with regard to our financing and joint venture arrangements or our failure to satisfy conditions to the completion of these arrangements; the success of our capital recycling strategy; and the finalization of the financial statements for the three-month period ended and year ended December 31, 2012. For additional factors that could cause the results of the Company to differ materially from those indicated in the forward-looking statements, please refer to the Company’s Form 10-K for the year ended December 31, 2011, as amended. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

ABOUT DDR

DDR is an owner and manager of 454 value-oriented shopping centers representing 116 million square feet in 39 states, Puerto Rico and Brazil. The Company’s assets are concentrated in high barrier-to-entry markets with stable populations and high growth potential and its portfolio is actively managed to create long-term shareholder value. DDR is a self-administered and self-managed REIT operating as a fully integrated real estate company, and is publicly traded on the New York Stock Exchange under the ticker symbol DDR. Additional information about the company is available at www.ddr.com.

CONFERENCE CALL INFORMATION & SUPPLEMENTAL MATERIALS

A copy of the Company’s Supplemental Financial/Operational package is available to all interested parties upon request to Samir Khanal, at the Company’s corporate office, 3300 Enterprise Parkway, Beachwood, Ohio 44122 or at www.ddr.com.

The Company will hold its quarterly conference call tomorrow, February 13, 2013, at 10:00 a.m. Eastern Time. To participate, please dial 866.362.4831 (domestic), or 617.597.5347 (international) at least ten minutes prior to the scheduled start of the call. When prompted, provide the passcode: 96140797. Access to the live call and replay will also be available through the Company’s website. The replay will be available through February 20, 2013.

DDR Corp.

Financial Highlights

(In Thousands)

	Three-Month Periods Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011
Revenues:
Minimum rents (A)	$142,328	$126,626	$542,900	$498,079
Percentage and overage rents (A)	2,702	2,573	5,117	6,057
Recoveries from tenants	46,453	37,896	174,097	163,123
Ancillary and other property income	8,011	7,787	27,665	28,527
Management, development and other fee income	10,579	12,296	43,706	47,148
Other (B)	797	2,179	6,890	6,895

	210,870	189,357	800,375	749,829

Expenses:
Operating and maintenance	32,856	29,507	128,821	128,873
Real estate taxes	28,091	22,842	104,256	97,382
Impairment charges (C)	20,615	17,077	105,395	67,912
General and administrative	19,753	19,911	76,444	85,221
Depreciation and amortization	65,159	57,957	248,781	215,928

	166,474	147,294	663,697	595,316

Other income (expense):
Interest income	5,970	2,154	15,799	9,832
Interest expense (D)	(56,148)	(56,245)	(221,424)	(224,024)
Gain (loss) on debt retirement, net (E)	—	45	(13,495)	(89)
Gain on equity derivative instruments	—	—	—	21,926
Other income (expense), net (F)	(10,737)	(177)	(17,880)	(5,002)

	(60,915)	(54,223)	(237,000)	(197,357)

Loss before earnings from equity method investments and other items	(16,519)	(12,160)	(100,322)	(42,844)
Equity in net income (loss) of joint ventures (G)	18,284	(2,217)	35,250	13,734
Impairment of joint venture investments (C)	—	(1,250)	(26,671)	(2,921)
(Loss) gain on change in control and sale of interests, net (H)	(1,866)	2,461	78,127	25,170
Tax expense of taxable REIT subsidiaries and state franchise and income taxes	(350)	(19)	(1,160)	(1,025)

Loss from continuing operations	(451)	(13,185)	(14,776)	(7,886)
Income (loss) from discontinued operations (I)	813	19,740	(16,416)	(18,590)

Income (loss) before (loss) gain on disposition of real estate	362	6,555	(31,192)	(26,476)
(Loss) gain on disposition of real estate, net of tax	(298)	(1,380)	5,863	7,079

Net income (loss)	64	5,175	(25,329)	(19,397)
(Income) loss attributable to non-controlling interests	(68)	31	(493)	3,543

Net (loss) income attributable to DDR	$(4)	$5,206	$(25,822)	$(15,854)

Write-off of preferred share original issuance costs (J)	—	—	(5,804)	(6,402)
Preferred dividends	(7,030)	(6,967)	(28,645)	(31,587)

Net loss attributable to common shareholders	$(7,034)	$(1,761)	$(60,271)	$(53,843)

Funds From Operations (“FFO”):
Net loss attributable to common shareholders	$(7,034)	$(1,761)	$(60,271)	$(53,843)
Depreciation and amortization of real estate investments	63,577	58,081	242,822	221,278
Equity in net (income) loss of joint ventures (G)	(18,284)	2,217	(35,250)	(13,734)
Impairment of depreciable joint venture investments	—	1,250	26,671	1,285
Joint ventures’ FFO (G)	13,142	14,234	53,603	57,604
Non-controlling interests (OP Units)	48	32	191	88
Impairment of depreciable real estate assets, net of non-controlling interests	18,566	29,037	96,319	62,683
Gain on disposition of depreciable real estate, net	(8,178)	(55,675)	(11,705)	(47,751)

FFO attributable to common shareholders	61,837	47,415	312,380	227,610

Non-operating items, net (K)	22,160	24,680	(7,062)	39,497

Operating FFO	$83,997	$72,095	$305,318	$267,107

Earnings per share – Diluted (L)	$(0.02)	$(0.01)	$(0.21)	$(0.28)

Funds From Operations – Diluted (L)	$0.20	$0.17	$1.06	$0.75

Operating Funds From Operations – Diluted (L)	$0.27	$0.26	$1.03	$0.97

DDR Corp.

Financial Highlights

(In Thousands)

Selected Balance Sheet Data

	December 31, 2012	December 31, 2011
Assets:
Real estate and rental property:
Land	$1,900,401	$1,844,125
Buildings	5,773,961	5,461,122
Fixtures and tenant improvements	489,626	379,965

	8,163,988	7,685,212
Less: Accumulated depreciation	(1,670,717)	(1,550,066)

	6,493,271	6,135,146
Land held for development and construction in progress	475,123	581,627
Real estate held for sale, net	—	2,290

Real estate, net	6,968,394	6,719,063
Investments in and advances to joint ventures	613,017	353,907
Cash	31,174	41,206
Restricted cash	23,658	30,983
Notes receivable, net	68,718	93,905
Receivables, including straight-line rent, net	126,228	117,463
Other assets, net	224,648	112,898

	$8,055,837	$7,469,425

Liabilities & Equity:
Indebtedness:
Revolving credit facilities	$147,905	$142,421
Unsecured debt	2,147,097	2,139,718
Unsecured term loan	350,000	—
Mortgage and other secured debt	1,674,141	1,822,445

	4,319,143	4,104,584
Dividends payable	44,210	29,128
Other liabilities	326,024	257,821

Total liabilities	4,689,377	4,391,533
Preferred shares	405,000	375,000
Common shares	31,524	27,711
Paid-in-capital	4,629,257	4,138,812
Accumulated distributions in excess of net income	(1,694,822)	(1,493,353)
Deferred compensation obligation	15,556	13,934
Accumulated other comprehensive income	(27,925)	(1,403)
Less: Common shares in treasury at cost	(16,452)	(15,017)
Non-controlling interests	24,322	32,208

Total equity	3,366,460	3,077,892

	$8,055,837	$7,469,425

DDR Corp.

Financial Highlights

(A)	The increase in base and percentage rental revenues for the year ended December 31, 2012, is as follows (in millions):

Increase (Decrease)
Acquisition of shopping centers	$32.7
Comparable portfolio properties	8.3
Development or redevelopment properties	(0.8)

$40.2

Revenue resulting from the recognition of straight-line rents, including discontinued operations, is as follows (in millions):

	Years Ended December 31,
	2012	2011
Straight-line rents	$4.1	$0.9

(B)	Other revenues were comprised of the following (in millions):

	Three-Month Periods Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011
Lease termination fees	$0.6	$2.0	$6.4	$5.9
Financing fees	0.1	0.1	0.1	0.4
Other miscellaneous	0.1	0.1	0.4	0.6

	$0.8	$2.2	$6.9	$6.9

(C)	The Company recorded impairment charges on the following (in millions):

	Three-Month Periods Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011
Land held for development	$2.1	$14.0	$10.1	$54.2
Undeveloped land	—	3.1	20.1	9.0
Assets marketed for sale	18.5	—	72.6	4.7
Other shopping center assets	—	—	2.6	—

Total continuing operations	20.6	17.1	105.4	67.9
Sold assets	—	29.0	21.1	57.9

Total discontinued operations	—	29.0	21.1	57.9

Joint venture investments	—	1.3	26.7	2.9

Total impairment charges	$20.6	$47.4	$153.2	$128.7

DDR Corp.

Financial Highlights

(D)	The Company recorded the following in connection with its outstanding convertible debt (in millions):

	Three-Month Periods Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011
Non-cash interest expense related to amortization of the debt discount	$2.6	$3.4	$10.9	$14.9

(E)	For the year ended December 31, 2012, the Company repurchased $60.0 million aggregate principal amount of its 9.625% unsecured senior notes at a premium to par value.

(F)	Other income (expense) was comprised of the following (in millions):

	Three-Month Periods Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011
Transaction and other (expenses) income	$(4.8)	$1.0	$(7.7)	$0.4
Litigation-related expenses	(1.2)	(0.3)	(4.8)	(2.3)
Loss on sale or reserve of mezzanine note receivable	(4.3)	—	(4.3)	(5.0)
Debt extinguishment costs, net	(0.4)	(0.9)	(1.1)	(0.7)
Settlement of lease liability obligation	—	—	—	2.6

	$(10.7)	$(0.2)	$(17.9)	$(5.0)

(G)	At December 31, 2012 and 2011, the Company had investments in joint ventures, excluding consolidated joint ventures, in 206 and 177 shopping center properties, respectively.

(H)	In the fourth quarter of 2012, the Company sold its interest in a joint venture investment with the Coventry II Fund. The Company also sold a portion of its interest in a previously consolidated joint venture that owns land held for development in Canada. The Company recorded a net loss related to these sales. In addition in 2012, the Company acquired its partners’ interests in five shopping centers. The Company accounted for these transactions as step acquisitions. Due to the change in control that occurred, the Company recorded an aggregate gain for the year ended 2012 associated with the difference between the Company’s carrying value and fair value of the previously held equity interest.

DDR Corp.

Financial Highlights

(I)	The operating results related to assets classified as discontinued operations are summarized as follows (in millions):

	Three-Month Periods Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011
Revenues from operations	$0.6	$8.6	$9.3	$49.0

Operating expenses	0.3	3.3	4.2	19.7
Impairment charges	—	29.0	21.1	57.9
Interest, net	0.1	2.1	2.0	13.2
Debt extinguishment costs, net	—	7.7	—	7.2
Depreciation and amortization	0.1	2.4	2.3	14.4

Total expenses	0.5	44.5	29.6	112.4

Income (loss) before disposition of real estate	0.1	(35.9)	(20.3)	(63.4)
Gain on deconsolidation of interests	—	—	—	4.7
Gain on disposition of real estate, net	0.7	55.6	3.9	40.1

Net income (loss)	$0.8	$19.7	$(16.4)	$(18.6)

(J)	In August 2012, the Company redeemed all of its Class I Preferred Shares. The Company recorded a non-cash charge of $5.8 million to net loss available to common shareholders in the third quarter of 2012 related to the write-off of the original issuance costs.

DDR Corp.

Financial Highlights

(K)	The gains and charges excluded from Operating FFO for the three-month periods and years ended December 31, 2012 and 2011, respectively, are summarized as follows (in millions):

	Three-Month Periods Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011
Non-cash impairment charges – non-depreciable consolidated assets	$2.1	$17.1	$30.2	$63.2
Loss on debt retirement, net	—	—	13.5	0.1
Other expense (income), net – transaction costs, loss on sale/reserve of mezzanine note receivable, litigation costs, debt extinguishment costs and lease liability settlement gain	10.7	0.2	17.9	5.0
Equity in net (income) loss of joint ventures – currency adjustments, transaction and other expenses	(0.2)	(0.5)	0.6	(1.2)
Non-cash impairment of joint venture investments on non-depreciable assets	—	—	—	1.6
Non-cash loss (gain) on disposition of non-depreciable real estate, net	0.3	1.4	(5.5)	0.9
Executive separation charges	—	1.4	1.0	12.4
Non-cash gain on equity derivative instruments (Otto Family warrants)	—	—	—	(21.9)
Debt extinguishment costs, (gain) on deconsolidation of interests, and loss on sales – discontinued operations	—	7.7	0.2	2.1
Non-cash loss (gain) on change in control and sale of interests, net	9.3	(2.5)	(70.8)	(25.2)
Non-controlling interest – portion of impairment charges allocated to outside partners	—	(0.1)	—	(3.9)
Non-cash write-off of preferred share original issuance costs	—	—	5.8	6.4

Total adjustments from FFO to Operating FFO	$22.2	$24.7	$(7.1)	$39.5

DDR Corp.

Financial Highlights

(L)	The Company’s per share information is as follows:

	At December 31,
	2012	2011
Common shares outstanding	315.1	276.9
OP Units outstanding (“OP Units”)	0.4	0.4

	Three-Month Periods Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011
Earnings per common share:
Basic	$(0.02)	$(0.01)	$(0.21)	$(0.20)

Diluted	$(0.02)	$(0.01)	$(0.21)	$(0.28)

Basic – average shares outstanding	307.9	274.7	291.7	270.3

Diluted – average shares outstanding	307.9	274.7	291.7	271.5

Dividends Declared:	$0.12	$0.08	$0.48	$0.22

FFO per share:
Basic	$0.20	$0.17	$1.06	$0.84

Diluted	$0.20	$0.17	$1.06	$0.75

Weighted average common shares outstanding	310.0	277.0	293.6	272.1

Assumed conversion of OP Units	0.4	0.4	0.4	0.4

FFO Weighted average common shares and OP Units – Basic	310.4	277.4	294.0	272.5

Assumed conversion of dilutive securities	0.4	0.7	1.3	1.9

FFO Weighted average common shares and OP Units – Diluted	310.8	278.1	295.3	274.4

Operating FFO:
Diluted	$0.27	$0.26	$1.03	$0.97

Operating FFO Weighted average common shares and OP Units – Diluted	310.8	278.1	295.3	274.4

DDR Corp.

Summary Results of Combined Unconsolidated Joint Ventures

(In Thousands)

Combined condensed income statements

	Three-Month Periods Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011
Revenues:
Minimum rents (A)	$137,098	$118,310	$508,250	$466,820
Percentage and overage rents	856	865	1,958	2,387
Recoveries from tenants	32,573	25,502	116,660	105,939
Other	17,818	23,489	78,942	84,832

	188,345	168,166	705,810	659,978
Expenses:
Operating and maintenance	43,162	37,423	173,122	150,988
Real estate taxes	21,443	15,140	76,418	66,685
Impairment charges (B)	9,562	208,843	10,402	208,843

	74,167	261,406	259,942	426,516

Net operating income (loss)	114,178	(93,240)	445,868	233,462
Depreciation and amortization of real estate investments	54,270	42,197	203,412	171,634
Interest expense	60,670	55,294	237,138	217,676

(Loss) income before other items	(762)	(190,731)	5,318	(155,848)
Income tax expense	(6,715)	(11,818)	(25,444)	(38,598)

Loss from continuing operations	(7,477)	(202,549)	(20,126)	(194,446)
Discontinued operations:
Loss from operations (B)	(1,651)	(252)	(52,619)	(64,056)
Gain on debt forgiveness	—	—	—	2,976
Gain (loss) on disposition, net	10,449	(2,595)	11,739	18,705

Income (loss) before gain on disposition of assets	1,321	(205,396)	(61,006)	(236,821)
Gain on disposition of assets, net	40,352	1,751	54,582	1,733

Net income (loss)	$41,673	$(203,645)	$(6,424)	$(235,088)
Non-controlling interests	(23,306)	(4,568)	(42,995)	(16,132)

Net income (loss) attributable to unconsolidated joint ventures	$18,367	$(208,213)	$(49,419)	$(251,220)

Net income (loss) at DDR’s ownership interests (C)	$21,774	$(27,219)	$33,512	$(12,979)

FFO at DDR’s ownership interests (D)	$13,142	$14,234	$53,603	$57,604

Operating FFO at DDR’s ownership interests (D)	$12,982	$13,780	$54,220	$56,390

DDR Corp.

Summary Results of Combined Unconsolidated Joint Ventures

(In Thousands)

Combined condensed balance sheets

	December 31, 2012	December 31, 2011
Land	$1,569,548	$1,400,469
Buildings	4,681,462	4,334,097
Fixtures and tenant improvements	244,293	189,940

	6,495,303	5,924,506
Less: Accumulated depreciation	(833,816)	(808,352)

	5,661,487	5,116,154
Land held for development and construction in progress (E)	348,822	239,036

Real estate, net	6,010,309	5,355,190
Cash and restricted cash	467,200	308,008
Receivables, including straight-line rent, net	99,098	108,038
Other assets, net	427,014	177,251

	$7,003,621	$5,948,487

Mortgage debt (F)	$4,246,407	$3,742,241
Notes and accrued interest payable to DDR	143,338	100,470
Other liabilities	342,614	214,370

	4,732,359	4,057,081
Redeemable preferred equity	154,556	—
Accumulated equity	2,116,706	1,891,406

	$7,003,621	$5,948,487

DDR Corp.

Summary Results of Combined Unconsolidated Joint Ventures

(A)	Revenue resulting from the recognition of straight-line rents, including discontinued operations, is as follows (in millions):

	Three-Month Periods Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011
Straight-line rents	$1.2	$1.0	$4.9	$4.6
DDR’s proportionate share	0.1	—	0.8	0.9

(B)	For the three-month period and year ended December 31, 2012, impairment charges were recorded primarily on an asset that is in the process of being marketed for sale of which the Company’s proportionate share was not material. For the three-month period and year ended December 31, 2011, impairment charges were recorded primarily on assets that were being recapitalized of which the Company’s proportionate share of the charges was approximately $6.7 million.

(C)	Adjustments to the Company’s share of joint venture equity in net income primarily is related to basis differences impacting amortization and depreciation, impairment charges and (loss) gain on dispositions as follows (in millions):

	Three-Month Periods Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011
Net (loss) income	$(3.5)	$25.0	$1.7	$26.7

(D)	FFO and Operating FFO from unconsolidated joint ventures are summarized as follows (in millions):

	Three-Month Periods Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011
Net income (loss) attributable to unconsolidated joint ventures	$18.4	$(208.2)	$(49.4)	$(251.2)
Depreciation and amortization of real estate investments	71.0	44.2	228.7	182.7
Impairment of depreciable real estate assets	9.6	209.4	57.2	272.5
(Gain) loss on sale of depreciable real estate	(50.7)	2.6	(65.1)	(18.7)

FFO	$48.3	$48.0	$171.4	$185.3

FFO at DDR ownership interests	$13.1	$14.2	$53.6	$57.6

Operating FFO at DDR’s ownership interests (1)	$13.0	$13.8	$54.2	$56.4

DDR joint venture distributions received, net (2)	$23.3	$6.1	$43.2	$63.2

(1)	Excluded from Operating FFO is the Company’s proportionate share of net activity related to foreign currency adjustments, transaction costs and other expenses as disclosed above in this press release.

(2)	Includes loan repayments in 2011 of $22.4 million from the Company’s unconsolidated joint venture which has assets located in Brazil.

DDR Corp.

Summary Results of Combined Unconsolidated Joint Ventures

(E)	Land held for development and construction in progress consists of the following (in millions):

	December 31, 2012	December 31, 2011
Company’s proportionate share	$100.9	$75.9

(F)	Mortgage debt consists of the following (in millions):

	December 31, 2012	December 31, 2011
Company’s proportionate share	$724.9	$772.9
Non-recourse debt included above for which the Company has written its investment down to zero and is receiving no allocation of income, loss or FFO	48.2	48.1